UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Poydras Street, Suite 1500 New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Company has previously disclosed that as a result of an internal investigation into Foreign Corrupt Practice Act (FCPA) matters, a wholly-owned subsidiary of the Company entered into a Deferred Prosecution Agreement (DPA) with the United States Department of Justice (the “DOJ”) to resolve the matters reported by special counsel engaged by the Company’s Audit Committee. Pursuant to the DPA, the DOJ deferred criminal charges for a period of three years and seven days from the date of judicial approval of the DPA in return for the satisfaction of a number of conditions. Those conditions were disclosed by the Company in previous public filings.

The DPA expired on November 11, 2013. On November 25, 2013, the DOJ filed a Motion to Dismiss the underlying criminal charges based on its determination that the Company had complied with all of its obligations under the DPA. On November 26, 2013, a U.S. District Judge for the Southern District of Texas signed and subsequently entered an Order dismissing (with prejudice) the criminal charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIDEWATER INC.

By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President, General Counsel and Secretary

Date: December 17, 2013